SOUTHERN STATES SIGN COMPANY

 FORM 10 DISCLOSURE

Three and Nine Months Ended September 30, 2010

1

PART I

FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS.

CONTE ROSSO & PARTNERS S.R.L. INDEX TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) FOR THE THREE AND NONE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

2

CONTE ROSSO & PARTNERS S.R.L. GROUP

CONSOLIDATED BALANCE SHEET

€/000		09/30/2012	12/31/2011
	Notes	US GAAP Statement (Unaudited)	US GAAP Statement (Audited)
ASSETS
CURRENT ASSETS

Cash and cash equivalents		211	545
Net trade and other receivables		6.968	9.765
Trade receivables		4.789	11.294
Other receivables		2.179	1.591
Trade and other receivables total		6.968	12.885
Less allowance for doubtful accounts	1		(3.120)
Related parties receivables	2	18.720	1.527
Tax receivables		1.655	3.824

Advance payment on purchase and other current assets	3	150	6.608
Advance payment on purchase of properties			6.450
Other current assets		150	158
Available-for-sale assets			8.363
Real estate held for resale	4		8.363
Total current assets		27.704	30.632

NON-CURRENT ASSETS
Investment in other companies	5	15	387
Net properties, plant and equipment	6	68.978	93.830
Properties, plant and equipment		91.028	114.085
Less accumulated depreciation		(22.050)	(20.255)
Goodwill	7	1.221	1.565
Net other intangible assets	8	11	1.437
Other intangible assets		40	1.523
Less accumulated amortization		(29)	(86)
Other non-current assets		8.838	7.633
Related parties non-current loans	2	8.607	2.547
Other financial assets	9	4	254
Accruals and deferred costs		227	353
Other non-current receivables	10		4.479

Total non-current assets		79.063	104.852

Total assets		106.767	135.484

3

CONTE ROSSO & PARTNERS S.R.L. GROUP

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS EQUITY

€/000	Common shares	Reserves	Retained earnings/ (accumulated loss)	Net comprehensive income/(loss) of period	Equity attributable to non- controlling Interests	TOTAL EQUITY
Total equity at December 31, 2010 (*)	98	1.184	5.095	(3.324)	342	3.395
Loss allocation			(3.324)	3.324

Total comprehensive loss for the year				(2.969)	(698)	(3.667)
Transactions with owners
Shareholders loans renounce		2.480	21.288			23.768
Changes in partnerships			1.680		396	2.076
Reserve write-off to cover accumulated losses		(259)	259
Total transactions with owners		2.221	23.227		396	25.844

Total equity at December 31, 2011 (*)	98	3.405	24.998	(2.969)	41	25.572
Loss allocation			(2.969)	2.969
Total comprehensive income for the year				1.967	(6)	1.961

Transactions with owners
Reserve write-off to cover accumulated losses		(803)	803
Changes in subsidiaries partnerships		1.673	3.803		64	5.540

Total transactions with owners		870	4.606		64	5.540

Total equity at September 30, 2012 (**)	98	4.275	26.635	1.967	98	33.074

4

CONTE ROSSO & PARTNERS S.R.L. GROUP

CONSOLIDATED STATEMENTS OF OPERATIONS

€/000	Three months ended 9/30/2012	Three months ended 9/30/2011
	US GAAP Statement (Unaudited)	US GAAP Statement (Unaudited)
Revenue from operations	3.904	3.180

Operating costs and expenses

Operating costs	405	(346)
Administrative and other costs	236	(444)
EBITDA	4.545	2.390

Amortization and depreciation	(684)	(768)
Interest expenses	(313)	(1.109)
Operating income/(loss)	3.547	513
Other income / (loss)
Interest income/(loss)	10	17
Other income/(loss)		(58)
Total other income / (loss)	10	(41)
Income/(loss) from continuing operations, before income taxes	3.557	471
Income taxes	(36)	(27)
Net income/(loss) for the period	3.521	444

STATEMENT OF COMPREHENSIVE INCOME/(LOSS)

€/000

Net income/(loss for the year)	3.521	444
Total comprehensive income/(loss) for the year	3.521	444
- Net income/(loss) attributable to owners of Conte Rosso & Partners S.r.l.	3.362	516
- Net income/(loss) attributable to non-controlling interests in the consolidated subsidiaries	159	(72)

5

CONTE ROSSO & PARTNERS S.R.L. GROUP

CONSOLIDATED STATEMENTS OF OPERATIONS

€/000	9 months ended 09/30/2012	9 months ended 09/30/2011
	US GAAP Statement (Unaudited)	US GAAP Statement (Unaudited)
Revenue from operations	6.907	4.697

Operating costs and expenses

Operating costs	(576)	(1.626)
Administrative and other costs	(258)	(3.079)
EBITDA	6.073	(8)

Amortization and depreciation	(1.996)	(2.154)
Interest expenses	(2.002)	(2.792)
Operating income/(loss)	2.075	(4.954)
Other income / (loss)
Interest income/(loss)		18
Other income/(loss)		2.504
Total other income / (loss)		2.522
Income/(loss) from continuing operations, before income taxes	2.075	(2.432)
Income taxes	(112)	(105)
Net income/(loss) for the period	1.962	(2.536)

STATEMENT OF COMPREHENSIVE INCOME/(LOSS)
€/000
Net income/(loss for the year)	1.962	(2.536)

Total comprehensive income/(loss) for the year	1.962	(2.536)
- Net income/(loss) attributable to owners of Conte Rosso & Partners S.r.l.	1.967	(2.170)

- Net income/(loss) attributable to non-controlling interests in the consolidated subsidiaries	(5)	(366)

6

CONTE ROSSO & PARTNERS S.R.L. GROUP

CONSOLIDATED STATEMENTS OF CASH FLOWS

	9 months ended 9/30/2012	9 months ended 9/30/2011
€/000	US GAAP Statement (Unaudited)	US GAAP Statement (Audited)
Cash Flows from Operating Activities
Net incombe (loss)	1.962	(3.667)

Depreciation and amortization of non-current assets	1.996	2.834
Allowance and depreciation for doubtful accounts	9	5.746
Change in deferred taxes	0	(45)
Other non-cash adjustments		1.765
Cash flows from operations before changes in assets and liabilities	3.967	6.633
Changes in assets and liabilities
Change in Real Estate held for resale	8.363	1.727
Change in trade receivables	3.376	(8.682)
Change in related parties receivables	(17.193)	1.318
Change in other receivables	(588)	(973)

Change in advance payment on purchase of properties	6.450	7.406
Change in other assets	134	(477)
Change in trade payables	(2.485)	4.947
Change in related parties payables	4.331	(813)
Change in other payables	(8.621)	(1.499)
Change in income current taxes	339	210
Change in other liabilities	(61)	(1.658)
Net cash provided by Operating Activities (A)	(1.987)	8.139

Cash Flows from Investing Activities
Proceeds from sale of intangible assets	1.426	9
Payment for purchase of properties, plant and equipment		(26.208)
Proceeds from sale of properties, plant and equipment	22.856
Proceeds from sale of associates and other company	372	667
Payment for financial investing activity	(5.810)	(2.551)
Other investing change	4.823	(672)

Net cash used in investing activities (B)	23.667	(28.754)

Cash Flows from Financing Activities
Net borrowings from bank overdrafts	(7.345)	973
Net proceeds from issuance of long-term debt		14.353
Net proceeds from issuance of shareholders loan	(2.932)	5.404
Net repayment of long-term debt	(11.737)

Net cash provided by Financing Activities (C )	(22.014)	20.729

Net Increase/(decrease) in Cash and Cash Equivalents (A+B+C)	(334)	115

Cash and cash equivalents at beginning of the period	545	430

Cash and cash equivalents at end of the period	211	545

7

CONTE ROSSO & PARTNERS S.R.L. GROUP

(FORMERLY ALL REAL ESTATE S.R.L. GROUP)

Notes to unaudited Consolidated Financial Statements

 for the nine months ended September 30, 2012 and 2011

 (Euros, thousands)

THE COMPANY AND ITS OPERATIONS

Conte Rosso & Partners S.r.l. (formerly “All Real Estate S.r.l. – “CR&P” or “the Company”) is a limited liability company incorporated in Italy. Operations are carried out through CR&P and its subsidiary companies, and mainly consist of investment in hotel business.

Currently the Company and its subsidiaries (together “CR&P Group” or “the Group”) are in start-up phase. Most of the equity investments have been made recently and have not started to yield income.

At September 30, 2012 the consolidated operating subsidiaries are the following:

Subsidiary	%	% voting		Principal
	Ownership[1]	capital	Location	activity

Aral Immobiliare S.r.l.	100.00	100.00	Italy	Real estate

Bruno Buozzi Immobiliare S.r.l.	100.00	100.00	Italy	Real estate

C.R.&P. Service S.c.a.r.l.	35.75	35.75	Italy	Group’s
				exclusive
				financial
				services

Galzignano Terme Golf & Resort S.p.A.	100.00	100.00 Company	Italy	Investment

Primesint S.r.l.	70.00	70.00	Italy	Real estate

Ripa Hotel & Resort S.r.l.	100.00	100.00	Italy	Hotel

Terme di Galzignano S.p.A.	100.00	100.00	Italy	Hotel

1 The percentage of ownership and voting capital where the subsidiary is owned indirectly is calculated using the equity ratio.

8

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of consolidation

All majority-owned subsidiaries in which CR&P has both voting share and management control are consolidated. All significant intercompany accounts and transactions are eliminated. Subsidiaries over which control is achieved through other means, such as stockholders agreement, are also consolidated even if less than 51% of voting capital is held. The equity attributable to non-controlling interests in subsidiaries is shown separately in the consolidated financial statements. The consolidation has been prepared according to the parent company policy. Investments in unconsolidated associates are accounted for under the equity method.

The carrying value of our equity investments is accounted for at historic cost.

Associate is defined as a business in which the Group participate through a non-controlling interest but has significant influence over the operating and financial policies of the investee.

The financial year of all consolidated companies ends on December 31. The financial year ended December 31, 2009 is the first year of consolidation.

Since most of subsidiaries were acquired before 2009, December 31, 2008 has been taken as the date of acquisition of controlling ownership.

Under Italian law, the Company is not obliged to prepare consolidated financial statements.

Basis of presentation

The consolidated financial statements for the nine months ended September 30, 2012 and for the fiscal year ended December 31, 2011 are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The consolidated financial statements for the nine months ended September 30, 2012 are unaudited, the consolidated financial statements for the fiscal year ended December 31, 2011 are audited. The separate financial statements of each subsidiary and of the Company used for the consolidation have been prepared in accordance with the accounting practices adopted in Italy (“Italian GAAP”), then reclassified and adjusted in accordance with US GAAP.

Historical cost is used as the measurement basis unless otherwise indicated. In this regard it is noted that some valuations carried out by independent experts, which estimate the current value of the primary properties, indicate a potential significant revaluation of the carrying value of real estate of the Group, if the fair value method were applied.

The Company has considered subsequent events through November 9, 2012 being the date these unaudited consolidated financial statements ended September 30, 2012 were issued. Certain of these events will have significant effects on the financial statements for the year to December 31, 2012. The results of operations for the nine months ended September 30, 2012 are not indicative of the results that may be expected for the full year. A description of such significant subsequent events is given in the relevant notes below.

The Euro is the functional currency of all companies included in these consolidated financial statements.

9

Major acquisitions and divestments

In line with the strategy to expand operations in hotel business areas, in September 2012 the following subsidiaries were sold to certain counterparties attributable to majority shareholders of CR&P, therefore be considered as related parties:

Subsidiary divested in	%	% voting		Principal
September, 2012	Ownership[2]	capital	Location	activity

8 + 23 Immobiliare S.r.l.	96.00	96.00	Italy	Real estate

Aros S.r.l.	95.00	95.00	Italy	Real estate

Carciano Immobiliare S.r.l.	95.10	95.10	Italy	Real estate

C.R.&P. Immobiliare S.r.l.	90.00	90.00	Italy	Real estate

Enital S.r.l.	50.00	50.00	Italy	Power & Petrochemical

Guinean Energy Enterprises S.A.	71.25	71.25	Guinea	Power & Plantation

Investimenti Immobiliari S.r.l.	95.00	95.00	Italy	Real estate

Investimenti Industriali Triestini S.r.l.	50.00	50.00	Italy	Real estate

Preneste Real Estate S.r.l.	100.00	100.00	Italy	Real estate

West African Enterprises Ltd.	75.00	75.00	United Kingdom	Sub-holding

Consequently, the companies mentioned above were deconsolidated and financial reports for the period ended September 30, 2012 reflect the effects of sales of such equity investments.

Acquisition of Masseria Santo Scalone Hotel & Resort S.r.l.

On September 24, 2012 CR&P acquired 100.00% of the equity capital of Masseria Santo Scalone Hotel & Resort S.r.l. (“Masseria”). The cost of acquisition of Masseria was €10,000.00, paid in cash.

The primary asset of Masseria is a resort spa located in Ostuni (Brindisi – Apulia region, Italy). Masseria is a fortified farm house built in the XVI century. This complex is composed of several houses around a central larger building and it is currently undergoing a major refurbishment which will transform it into a five-star luxury resort with beauty farm and spa. An additional 24 rooms (to the already existing 19 rooms) will be built within the next year together with a new conference room and a pool.

2 As of the date of divesting. The percentage of ownership and voting capital where the subsidiary is owned indirectly is calculated using the equity ratio.

10

The balance sheet effects of the acquisition of Masseria are summarized below:

Acquisition of Masseria Santo Scalone Hotel & Resort S.r.l.

€’000
Net cash outflow	10
Net assets acquired	10
Goodwill/(Badwill)	0

Following table summarizes the acquisition costs, which represent the fair value, of Masseria assets and liabilities:

Purchase price allocation for the acquisition of Masseria Santo Scalone Hotel & Resort S.r.l.

September 24, 2012

Total purchase price	10

Allocated to:
Property, plant and equipment	4,903
Intangible assets	3
Cash and cash equivalents	10
Current maturity of long-term debt	(2,898)
Related parties payables	(300)
Trade payables	(1.708)
Goodwill/(Badwill)	0

West African Enterprises Ltd. (United Kingdom) incorporation

West African Enterprises Ltd. was incorporated in March 2012 and the Group has a 75.00% interest in its issued share capital held through the Group’s parent company.

The West African Enterprises Ltd. was established to hold the companies acquisitions of the Group in Africa.

Guinean Energy Enterprises S.A. (Republic of Guinea) incorporation

Guinean Energy Enterprises S.A. was incorporated in April 2012 and the Group has a 95.00% indirect interest (71.25% calculating as equity ratio method) in its issued share capital held through West African Enterprises Ltd., the Group’s African sub-holding.

11

The Guinean Energy Enterprises S.A. was established to seek to exploit opportunities in the Republic of Guinea and in particular opportunities in oil palm plantations, construction and operation of power plants, real estate development and construction and operation of hotels.

Divestment of 75.00 % interest in West African Enterprises Ltd. and of 71.25 % interest in Guinean Energy Enterprises S.A.

A 75.00% interest in the Company’s subsidiary West African Enterprises Ltd. was sold on September 30, 2012 to Masoledo S.r.l., considered as related parties. Consequently, after this transaction, CR&P deconsolidated also the investment in the subsidiary Guinean Energy Enterprises S.A., owned by W.A.E.

Divestment of 50.00 % interest in Investimenti Industriali Triestini S.r.l.

A 50.00 % interest in the Company’s subsidiary Investimenti Industriali Triestini S.r.l. (“IIT”) (the owner together with another subsidiary, Enital S.r.l., of a part of the petrochemical & power plants in Livorno, Italy) was sold on January 1, 2011 to A. & E. Immobiliare S.a.s. The remaining 50% ownership and voting interest in IIT was sold on September 27, 2012.

After this transaction, CR&P deconsolidated the investment.

Divestment of 100.00 % interest in Preneste S.r.l.

A 50.00% interest in the Company’s subsidiary Preneste S.r.l. was sold on September 24, 2012 to Mr. De Rosa. The remaining 50.00% interest in the company is held by Mr. Antonio Conte.

After this transaction, CR&P deconsolidated the investment.

Divestment of interest in the consolidated subsidiaries owned by Investimenti Immobiliari S.r.l.3

A 95.00% interest in the Company’s subsidiary Investimenti Immobiliari S.r.l. was sold on September 24, 2012 to Masoledo S.r.l., a counterparty attributable to majority shareholders of CR&P, therefore be considered as related parties. Consequently CR&P also sold the relevant interest in the subsidiaries owned indirectly through Investimenti Immobiliari, as shown in the following table:

Company	% of interest

8 + 23 Immobiliare S.r.l.	96.00

Aros S.r.l.	95.00

Carciano Immobiliare S.r.l.	95.10

C.R.&P. Immobiliare S.r.l.	90.00

3 This sub-group consists of the following subsidiaries: Investimenti Immobiliari, Aros, C.R.P. Immobiliare, Carciano Immobiliare, 8+23.

12

After this transaction, CR&P deconsolidated the investments.

Divestment of 50.00 % interest in Enital S.r.l.

A 50.00% interest in the Company’s subsidiary Enital S.r.l. was sold on September 24, 2012 to Masoledo S.r.l., considered as related parties.

After this transaction, CR&P deconsolidated the investment.

Cash and cash equivalents

Cash and cash equivalents comprise cash balances, cash on current accounts with banks, bank deposits and other highly liquid short-term investments with original maturities of less than three months.

Accounts receivable and loans issued

Receivables and loans issued are stated at cost less an allowance for doubtful debts. Management quantifies this allowance based on current information regarding the customers’ and borrowers’ ability to repay their obligations. Amounts previously written off which are subsequently collected are recognized as income.

Investment in associates and other companies

Investments in associates are accounted for under the equity method.

Investments in other companies are accounted for under the historical cost.

The impairment losses are determined primarily on the basis of critical information concerning the issuer, if known and assessable.

Property, plant and equipment

Property, plant and equipment are stated at acquisition cost less accumulated depreciation and adjustments for impairment losses. Property, plant and equipment also includes assets under construction and plant and equipment awaiting installation.

Subsequent expenditures are capitalized only when they increase the future economic benefits embodied in an item of property, plant and equipment. All other expenditures are recognized as expenses in the consolidated statement of income as incurred.

Capitalization ceases when construction is interrupted for an extended period or when the asset is substantially complete.

Where funds are borrowed specifically for the purpose of acquiring or constructing a qualifying asset, the amount of interest costs to be capitalized in a period on that asset is the actual interest cost incurred on the borrowing during the period.

Depreciation is charged on a straight-line basis over the estimated remaining useful lives of the individual assets.

Depreciation commences from the time an asset is put into operation. Depreciation is not charged on assets to be disposed of or on land. The range of the estimated useful lives is as follows:

-	Buildings and constructions: 33 years

13

-	Machinery and equipment: 2 – 20 years

-	Others: 5 years

Real estate assets are stated at historical cost. Expenditures for repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method. Buildings are depreciated over their estimated useful lives of approximately 33 years, with the rates used for individual buildings being based on the property’s age, overall physical condition, type of construction materials and intended use.

Improvements to buildings are depreciated over the shorter of the estimated useful life of the improvement or the remaining useful life of the building at the time the improvement is completed.

Real estate investments and purchased intangibles subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable.

Due to the recent date of acquisition of most of the real estate investments and/or that they are the subject of ongoing building development and the consequent inability to assess their longer term earning capacity, no impairment test has been performed to date.

Assets to be disposed of are separately presented on the balance sheet and reported at their historic cost since the expected realization value is greater. These assets and the relevant liabilities are classified separately as held for sale in the consolidated balance sheet and are no longer depreciated. An analysis of these assets and liabilities is presented separately in the relevant section of these notes.

Assets and liabilities held for resale

In connection with the strategy of concentrating in the portfolio of hotel investments, in the periods presented we sold most of the subsidiaries involved in real estate business. These sales are concluded at the date of presentation of the interim financial statements ended September 30, 2012.

Consequently, the properties and relevant liabilities held for resale are no longer recognized as a result of the deconsolidation of the subsidiaries sold.

About the assets and liabilities held for resale recognized in the fiscal year ended December 31, 2011, the Company has assessed that the potential realizable (or realized) value of these assets at the market value are higher than the net asset carrying value and accordingly no impairment has been provided for.

Goodwill and Other Intangible Assets

Since the Company doesn’t have the technical and evaluation information to reassess the correct identification of the assets acquired and the liabilities assumed, based on fair value, in application of purchase accounting to our acquisitions, tangible and identifiable intangible assets and liabilities of the acquired entity are recorded at the acquisition cost. According to information held by the Management, the acquisition cost of properties held by the Group does not differ significantly from the fair value at the date of the acquisition. Where the investment in subsidiary is greater than the net asset value the excess is treated as goodwill arising on consolidation in the balance sheet. Where the investment in subsidiary is smaller than the net asset value the difference is initially recognized as a gain in the first consolidated income statement, then accounted as accumulated earning within equity of the following years.

Goodwill and indefinite-life intangible assets are not amortized, but are tested for impairment at least annually.

Due to the recent date of acquisition of most of the real estate investments and/or that they are the subject of ongoing building development and the consequent inability to assess their longer term earning capacity, no impairment test has been performed to date.

14

Leasing

All lease agreements of the Company and its subsidiaries are accounted for as finance leases. The Company recognizes the asset and associated liability on its balance sheet. Finance leases are capitalized at the beginning of the lease at the lower of the fair value of the leased property and the present value of minimum lease payments. Each installment of the lease is apportioned between the liability and finance charges so as to achieve an equal reduction in capital due for each payment made at constant rate on the remaining financial balances.

Derivative financial instruments

The Company uses derivative financial instruments principally for the management of exposure to variable interest rates on long-term financing. All derivative financial instruments are classified as assets or liabilities and are accounted for at trade date. The Company measures all derivative financial instruments based on fair values derived from market prices of the instruments. Changes in the fair value of a derivative that is significant and that is designated and qualifies as a fair value hedge, along with the loss or gain on the hedged asset or liability, are recorded in the income statement.

In the fiscal year ended December 31, 2011, there was only one derivative instrument hedging the risk of variable interest rates (an “interest rate cap”), the notional amount of was €4 million. This derivative instrument hedges the risk from change of interest rate on a mortgage loan facility with “bullet” repayments originally of € 8 million of which € 6.6 million is outstanding and included on the consolidated balance sheet as at December 31, 2011.

Due to the deconsolidation of the subsidiary Investimenti Immobiliari, wich has recorded the derivative instrument, the relevant effects will stop to affect the period subsequent September 30, 2012.

Shareholders loans

Shareholders loans to the Group are all non-interest bearing. Italian law provides that the shareholders loans to a limited liability company ("S.r.l.") are not preferred and their repayment is subordinated to other categories of debt. As a result all shareholder loans are classified as non-current liabilities.

Severance indemnity fund

According to Italian accounting principles reflecting local law and applicable employment contracts, certain post-employment benefits accrue during the period of employment. Under U.S. GAAP, post-employment benefits are defined either as de fined contribution plans or defined benefit plans.

In defined contribution plans, the company's obligation is limited to the payment of contributions to the Government or to a fund. Defined benefit plans are pension, insurance and healthcare programs which cover the company's obligation, even implicitly, to provide the benefits due to former employees. The liabilities associated with defined benefit plans are determined on the basis of actuarial assumption (discounting) and accrued in the financial statements over the employment period required to obtain the benefits.

The severance indemnity fund required by Italian law is a liability similar to a defined benefit plan, which, however, according to Italian accounting principles, is not subject to discounting. Given the small number of Group employees any difference between the present provisions in the financial statements prepared in accordance with Italian GAAP and discounted value of these benefits is considered to be immaterial.

15

Reserves

Reserves are represented by provisions of profits required by the law, the Company statute and the decisions of directors.

Commitments and contingencies

a) As of September 30, 2012, the following guarantees have been provided or obtained (no changes occurred subsequently):

Guarantees given by the Group to banks or third parties

€’000
Mortgage on property	111,113
Sureties	1,800
Pledges	250
Total	113,163

Guarantees given on behalf of the Group by third parties

€’000
Sureties	106,692
Pledges	492
Total	107,184

Guarantees given by banks on behalf of the Group

€’000
Sureties	5,223
Total	5,223

Sureties received from third parties include an amount of €78,992,000 under a warranty deed jointly signed by third parties and related parties in connection with the financial leasing agreement having an initial value of €38,730,000 entered into by Ripa Hotel & Resort S.r.l.

b) The Company and certain subsidiaries are defendants in legal actions in the normal course of business. Based on the advice of legal counsel, management believes that the amounts recognized and recorded as debt provisions or asset negative adjustments are sufficient to cover probable losses in connection with such actions.

The risk provisions or negative adjustments are recognized when in accordance with the opinion of legal counsel the liability is probable and measurable.

16

Stockholder’s equity

As of today, the share capital stock of CR&P is represented by 98.000 quotas, fully paid as to €98,000. In accordance with Italian law, this share is registered with the Register of Companies at the Italian Chamber of Commerce.

On November 1, 2012, Mr. Antonio Conte and Ms. Maddalena Olivieri, the holders of all of the outstanding capital stock of CR&P transferred all of the issued and outstanding capital stock of CR&P to Southern States Sign Company (“SOST”) in exchange for 21,250,000 newly issued shares of SOST common stock (the “Share Exchange”). Pursuant to the Share Exchange Agreement, CR&P become a wholly owned subsidiary of SOST.

Revenue Recognition

In order to recognize revenue four basic criteria must be met:

-	existence of persuasive evidence that an arrangement exists;

-	delivery has occurred or services have been rendered;

-	the seller’s price to the buyer is fixed and determinable; and

-	collectability is reasonably assured.

The Group’s revenue recognition policies are consistent with these criteria. The judgments involved in revenue recognition include understanding the terms of agreements and determining the appropriate time to recognize revenue for each transaction based on such terms. Each transaction is evaluated to determine: (i) at what point in time revenue is earned, (ii) whether contingencies exist that impact the timing of recognition of revenue and (iii) how and when such contingencies will be resolved. The timing of revenue recognition could vary if different judgments were made.

Taxes

Income taxes

Italian income taxes comprise national (27.50%) and regional (approximately 5%) income tax. The statutory composite enacted tax rate applicable in the periods presented is approximately 32.50%.

The Group has not taken advantage of the tax consolidation facility allowed by the Italian Fiscal Authority. Provisions for deferred taxes liabilities are always recognized, whist deferred tax assets are only recognized when their future recovery is considered probable.

To date there are some matters pending with the Italian Tax Authorities, which the Group's management believes will not occur any significant additional liabilities, also based on the opinion expressed by the Group’s fiscal advisors.

The Group's management believes that even in the event of any future investigations, no additional tax liabilities would emerge beyond those already recorded in the audited financial statements.

Tax losses carryforwards

Under Italian tax law the operating loss carryforwards available for offset against future profits can be used indefinitely. Operating loss carryforwards are only available for offset against national income tax, in the limit of 80% of taxable annual income, except for the operating losses recorded in the first three years since the incorporation of the company, which can be used without limits.

17

The following is a summary of operating losses carried forward available for offset against future profits.

TAX LOSSES CARRYFORWARDS (in Euros)

Company	Tax losses, total

Conte Rosso & Partners S.r.l.	-
Aral Immobiliare Srl	186.860,00
Bruno Buozzi Immobiliare Srl	-
Galzignano Terme Golf & Resort S.p.A.	79.062,00
Primesint Srl	170.758,00
Ripa Hotel & Resort Srl	464.066,00
Terme di Galzignano SpA	2.736.996,00

TOTAL	3.637.742,00

Non-recognized subsequent events

Subsequent to September 30, 2012, the following events occurred. No adjustments have been made in the financial statements for the nine months period ended September 30, 2012 for these events:

Reverse merger of CR&P and Southern State Sign Company

On November 1, 2012, Mr. Antonio Conte and Ms. Maddalena Olivieri, the holders of all of the outstanding capital stock of CR&P transferred all of the issued and outstanding capital stock of CR&P to Southern States Sign Company (“SOST”) in exchange for 21,250,000 newly issued shares of SOST common stock (the “Share Exchange”). Pursuant to the Share Exchange Agreement, CR&P become a wholly owned subsidiary of SOST.

Outlook for future profitability

The group is currently in a start-up phase and is seeking to grow its business and has not yet reached managed all assets to create income. In particular, at this stage of development it is concentrating in acquiring suitable hotel assets rather than on the achievement of profitability. Shareholders and management of CR&P are confident that these investments in future years will contribute to the profitability of the Group, when put in use or sold.

NOTES TO THE ACCOUNTS

1) Allowance for doubtful accounts

The provision for 2011 arises from the agreement relating to the property at Via Carciano, Rome, Italy and reflects a partial uncertainty in the determination of the additional revenue established in the agreement with the seller, given the fact that the conditions for its payment are still pending.

Carciano Immobiliare has been deconsolidated in September, 2012.

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2) Related parties receivables and payables

Related parties receivables and payables relate primarily to intercompany transactions between the Group and the CR&P's subsidiaries subsequently deconsolidated in September 2012. As of today, the companies deconsolidated are related to the Masoledo S.r.l. Group, either owned by the CEO and shareholder of CR&P, Mr. Antonio Conte and by his wife, Ms. Maddalena Olivieri.

In particular, in September 2012 CR&P disposed of all its businesses related to renewable energy and real estate to a sister company named Masoledo and it acquired Masseria Santo Scalone Hotel e Resort S.r.l. As a result of these transactions CR&P now holds a five year financial receivable of approximately € 8,6 million due from Masoledo. The terms and conditions of such receivable are set out in a deed entered into between CR&P and Masoledo, which requires Masoledo to pay interest of 6% per annum. Masoledo will repay the receivable by applying the net of banks debt and mortgage loans repayments sale proceeds of any disposals to third parties of such renewable energy and real estate businesses, and, in any case, will reimburse its payable by not later than September 2017.

The amount shown as receivables as at September 30, 2012 and December 31, 2011 also relates to an interest-free loan to Mr. Antonio Conte, given to complete certain acquisitions, and which is repayable in 32 monthly installments. The amount outstanding as of the September 30, 2012 is €2.7 million, of which €0.6 million is classified as current asset and €2.1 million as non-current asset.

3) Advance payment on purchase and other current assets

Advance payments are primarily deposit paid in connection with real estate being acquired as detailed in the table below.

Advance payment on purchase and other
current assets	Sep. 30, 2012	Dec. 31, 2011
Advance payment on purchase	€'000	€'000

Roma, via Carciano, building		4.600

Salerno, Sala Abbagnano, land under development program		1.850

Total advance payment on purchase		6.450

Other current assets	150	158

Total	150	6.608

These advance payments are related to subsidiaries sold in September, 2012.

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4) Real estate held for resale

The following are the real estate assets held for resale:

Assets held for resale	Sep. 30, 2012	Dec. 31, 2011
	€ '000	€ '000
Roma - Via Bruxelles, building		3.235

Anzio (RM) - Loc. via della Cannuccia, building		2.428

Pisa, via San Martino, building		2.700

Total		8.363

Liabilities associated with Assets held for resale	Sep. 30, 2012	Dec. 31, 2011

Roma - Via Bruxelles, building		2.413

Total		2.413

These real estate assets held for resale are related to subsidiaries sold in September, 2012.

5) Investment in other companies

The amount as at September 30, 2012 is represented by the investment in Erre Hotel S.r.l. Of the total of €387,000 as at December 31, 2011, €372,000 is represented by the investment in Intermedia Finance S.p.A. which is carried at cost. These acquisitions have been made with the aim of diversifying investments portfolio.

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6) Property, plant and equipment

Property, plant and equipment comprises:

Property, plant and equipment	Sep. 30, 2012	Dec. 31, 2011
	€ '000	€ '000

Hotel Ripa building, plant and equipment	41.853	41.623

Terme di Galzignano golf, building, other plant and equipment	40.420	40.420

Masseria Santo Scalone, hotel building	4.900

Via Buozzi, Rome, building	3.300	3.300

Petrochemical and power plant (ENITAL S.r.l.)		14.284

Porto Cervo (OT), Sardinia, Building		833

Porto Rotondo (OT), Sardinia, Building		421

Fregene (RM) - Via Capo d'Orlando, building		1.456

Trieste - Loc. Villa Opicina, industrial building		2.523

Milano, via Azario, building		7.205

Other properties, plant and equipment	555	2.020

Less accumulated depreciation	(22.050)	(20.255)

Total, net	68.978	93.830

7) Goodwill

Goodwill comprises:

Goodwill	€ '000	€ '000
	Sep. 30, 2012	Dec. 31, 2011
Ripa Hotel & Resort S.p.A. - acquisition of hotel management business unit in 2008	1.149	1.149
Consolidation difference	72	416

Total	1.221	1.565

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The greater part, €280,000, of goodwill as of the period ended December 31, 2011, arising on consolidation results from the acquisition of Investimenti Immobiliari S.r.l. As of today, this subsidiary has been deconsolidated.

8) Other Intangible Assets

As at December 31, 2011 other intangible assets includes an interest in a time share property with a net value of €1.4 million, which was separately identified as a result of the acquisition of a subsidiary 8 +23 S.r.l. in 2008. The amount of time share property has been impaired to reflect its fair value.

In the fiscal year ended December 31, 2011 are also € 0.7 million for improvements expenses to property of Via Carciano, Rome (owned by the subsidiary company Carciano Immobiliare S.r.l.) being purchased. Due to a transaction which has been signed with third party during 2011, whose effects are still pending, such expenses has been written-off.

8+23 S.r.l. and Carciano Immobiliare S.r.l. has been deconsolidated in September, 2012.

The remaining other intangible assets primarily comprise software and other minor items which are being amortized over their estimated useful lives ranging up to 5 years.

9) Other financial assets

In December 31, 2011 other financial assets comprises of a life insurance policy put in place as collateral for a bank overdraft.

10) Other non-current receivables

Other non-current receivables comprise primarily (December 31, 2011: €4.48 million) of payments made for the acquisition of a multiuse property in Sora (Frosinone), Italy by the subsidiary company, Aros S.r.l. The property is being acquired from a bankrupt estate pursuant to an agreement entered into with the judge supervising the bankruptcy. The Group is making stage payments for the benefit of the bankruptcy creditors and upon completion of such payments title to the property will be transferred to the Group.

Aros S.r.l. has been deconsolidated in September, 2012.

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11) Bank overdrafts and Long term debt

Amounts of financial debt due to non-related parties are:

Financial debt	€ '000	€ '000
Current liabilities	Sep. 30, 2012	Dec. 31, 2011

Mortgage loan on property	6.558	13.852
Leasing	1.146	1.269
Bank overdrafts	2.987	10.332
Total	10.691	25.453

Long term liabilities	Sep. 30, 2012	Dec. 31, 2011

Mortgage loan on property	16.766	20.707
Leasing	29.210	29.589
Total	45.976	50.296

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The following table sets out the main terms of the long-term financial debt (€’000):

As at September 30, 2012, there are no unused credit lines.

12) Shareholder’s loans

In order to strengthen the Group’s capital position and taking into account future financial commitments to enable the hotel business and development projects to be progressed, in the last quarter of 2011, Mr. Conte waived repayment of a shareholder’s loan of € 23.8 million.

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ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

The following discussion and analysis of our results of operations and financial condition for the three months ended September 30, 2012 and should be read in conjunction with the notes to those financial statements that are included in Item 1 of Part 1 of this Quarterly Report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements. All forward-looking statements included in this Quarterly Report are based on information available to us on the date hereof and, except as required by law, we assume no obligation to update any such forward-looking statements. The identification in this Quarterly Report of factors that may affect future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

Company Overview and Plan of Operations

We were incorporated as Conte Rosso and Partners S.r.l. (formerly All Real Estate S.r.l.) on November 29, 2005, in the Republic of Italy for the purpose of acting as a holding company and therefore investing in operating companies active in the leisure/travel/hotel industry. Our initial focus is on the Italian market area but we are planning to invest also in European and American companies operating in such industries.

Our planned expenses for the current fiscal year will total approximately €,3,930,000 million and will consist of legal, consulting, technical expenses as well as interest expenses and taxes.

We believe that our current cash on hand and the cash produced by our operations will enable us to fund our planned expenses for the remainder of our current fiscal year.

Results of operations for the three months and nine months ended September 30, 2012 and September 30, 2011.

During the three and nine months ended September 30, 2012, we incurred a consolidated net income pertaining to our Group of € 3,362,000 and € 1.967.000 respectively, compared to a consolidated net income pertaining to our Group of € 516,000 and a consolidated net loss pertaining to our Group of € 2.170.000 incurred during the three and nine months ended September 30, 2011.

Liquidity and Capital Resources

As of September 30, 2012, we had total current assets of € 27,704,000 consisting of cash, trade and other receivables, related parties receivables, and prepaid expenses. We had current liabilities of € 26,636,000 as of September 30, 2012, consisting of bank overdrafts, trade payables, related parties payables and other current liabilities. Accordingly, we had working capital of € 1,068,000 as of September 30, 2012.  As outlined above, we expect to spend a total of approximately € 3,930,000 toward the implementation of our business over the course of the current fiscal year, including legal, consulting, and technical expenses as well as interest expenses and taxes. We believe that our current cash on hand will enable us to fund our planned expenses for our current fiscal year which began January 1, 2012.

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Off Balance Sheet Arrangements

As of September 30, 2012, we had the following off balance sheet arrangements:

Guarantees given by the Group to banks or third parties

€’000
Mortgage on property	111,113
Sureties	1,800
Pledges	250
Total	113,163

Guarantees given on behalf of the Group by third parties

€’000
Sureties	106,692
Pledges	492
Total	107,184

Guarantees given by banks on behalf of the Group

€’000
Sureties	5,223
Total	5,223

Sureties received from third parties include an amount of € 78,992,000 under a warranty deed jointly signed by third parties and related parties in connection with the financial leasing agreement having an initial value of € 38,730,000 entered into by Ripa Hotel & Resort S.r.l.

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ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Not Applicable.

ITEM 4. CONTROLS AND PROCEDURES.

During the three months ended September 30, 2012, we were not subject to the disclosure controls and procedures requirements of Rule 13a-15 under the Exchange Act.

PART II

OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS.

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

ITEM 1A. RISK FACTORS.

Not Applicable.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

None.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES.

None.

ITEM 4. MINE SAFETY DISCLOSURE.

Not Applicable.

ITEM 5. OTHER INFORMATION.

None.

ITEM 6. EXHIBITS.

Not Applicable.

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